                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              INTERMET CORPORATION
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [INTERMET LOGO]

                              INTERMET CORPORATION
                                   SUITE 200
                              5445 CORPORATE DRIVE
                           TROY, MICHIGAN 48098-2683

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1999

     The annual meeting of shareholders of Intermet Corporation (the "Company") will be held on Thursday, April 15, 1999, at 9:00 a.m. (EDT) at the Intermet Corporate Office for the purpose of voting upon the following matters, all of which are described in the attached Proxy Statement:

     1. The election of nine (9) directors to constitute the Board of Directors and to serve until the next Annual Meeting and/or until their successors are elected and qualified.

     2. The approval of the appointment of Ernst & Young LLP as the independent auditors of the Company for 1999.

     3. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 1, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is the Company's 1998 Annual Report to Shareholders, which contains financial data and other information concerning the Company.

                                          By Order of the Board of Directors,

                                          Doretha J. Christoph
                                          Secretary

March 4, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                              INTERMET CORPORATION
                                   SUITE 200
                              5445 CORPORATE DRIVE
                           TROY, MICHIGAN 48098-2683

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Intermet Corporation (the "Company") for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on April 15, 1999, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting.

     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person, or by telephone or telegraph. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about March 4, 1999.

     Any Proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company a notice of revocation or a duly executed Proxy for the same shares bearing a later date.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF MARCH 1, 1999 WHO REQUESTS A COPY. ANY REQUEST FOR THE ANNUAL REPORT ON FORM 10-K SHOULD BE IN WRITING ADDRESSED TO:

    DORETHA J. CHRISTOPH, SECRETARY
    INTERMET CORPORATION
    5445 CORPORATE DRIVE
    SUITE 200
    TROY, MICHIGAN 48098-2683

     IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON MARCH 1, 1999, THE REQUEST MUST INCLUDE A REPRESENTATION THAT THE PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE. COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K WILL ALSO BE FURNISHED TO SHAREHOLDERS ON REQUEST AND UPON THE PAYMENT OF THE COMPANY'S EXPENSE IN FURNISHING THE EXHIBITS.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on March 1, 1999. On that date the Company had outstanding and entitled to vote 25,832,824 shares of Common Stock, par value $0.10 per share, with each share entitled to one vote.

     The following table sets forth certain information concerning the only "persons" (as that term is defined by the Securities and Exchange Commission ("SEC")) who are known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock, which is its only class of voting securities, as of January 1, 1999, and the ownership of the Company's Common Stock as of that date by each of the directors and nominees and each of the Named Officers (as defined under "Executive Compensation" below), and by all current directors and executive officers of the Company as a group.

                                                        NUMBER OF SHARES
                        OWNER                          OWNED BENEFICIALLY           PERCENT OF CLASS(14)
                        -----                          ------------------           --------------------
The Prudential Insurance Company of America                2,560,503(1)                       9.9%
  Prudential Plaza
  Newark, NJ 07101
John Doddridge                                               291,542(2)                       1.1%
John P. Crecine                                               16,217                            *
Norman F. Ehlers                                               6,000(3)                         *
Wilfred E. Gross, Jr.                                        478,500(4)(12)                   1.9%
A. Wayne Hardy                                                35,578(4)                         *
John R. Horne                                                  6,000(3)                         *
Thomas H. Jeffs, II                                            9,107(3)(5)                      *
Harold C. McKenzie, Jr.                                       20,300(4)(6)                      *
Byron O. Pond, Jr.                                             1,000
John H. Reed                                                   8,000(7)                         *
Doretha Christoph                                             48,548(8)                         *
John C. Engeswick                                             63,004(9)                         *
David L. Neilson                                              28,046(10)                        *
Claxton James Peterson                                        94,755(11)                        *
All Executive Officers and Directors as a Group
  (14 persons)                                             1,106,597(13)                      4.2%

--------------------------------------------------------------------------------
  *   Less than one percent

 (1) Includes 2,367,900 shares of sole voting power, 192,603 of shared voting power, 2,367,900 shares with sole dispositive power, and 192,603 shares with shared dispositive power, with respect to The Prudential Insurance Company of America as reported on Schedule 13G, dated as of December 31, 1998, filed with the SEC.

 (2) Includes options for 125,000 shares of Common Stock exercisable within 60 days of January 1, 1999.

 (3) Includes options for 6,000 shares of Common Stock exercisable within 60 days of January 1, 1999.

 (4) Includes options for 10,000 shares of Common Stock exercisable within 60 days of January 1, 1999.

 (5) Includes 3,107 units of phantom stock granted pursuant to this plan, which do not constitute and are not convertible to shares of Common Stock of the Company.

 (6) Includes 10,300 shares of Common Stock held as co-trustee under the will of Mr. McKenzie's father.

 (7) Includes options for 3,000 shares of Common Stock exercisable within 60 days of January 1, 1999.

 (8) Includes options for 20,000 shares of Common Stock exercisable within 60 days of January 1, 1999.

 (9) Includes options for 33,750 shares of Common Stock exercisable within 60 days of January 1, 1999.

(10) Includes options for 17,500 shares of Common Stock exercisable within 60 days of January 1, 1999 and includes 2,500 shares of restricted Stock that Mr. Neilson holds with sole voting power and no dispositive power.

(11) Includes options for 74,000 shares of Common stock exercisable within 60 days of January 1, 1999.

(12) Mr. Wilfred Gross has reached the mandatory retirement age and thus is retiring from the Board of Directors at the time of the annual meeting.

(13) Includes options for 321,250 shares of Common Stock exercisable within 60 days of January 1, 1999.

(14) The percentages shown are based on the 25,832,824 shares of the Company's Common Stock outstanding as of January 1, 1999 plus the number of shares that the named person or group has the right to acquire within 60 days of January 1, 1999.

                      NOMINATION AND ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     The By-Laws of the Company provide that the Board of Directors shall consist of nine (9) directors. The term of office for each director continues until the next annual meeting or until his successor is elected and qualified.

     Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than nine nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

     Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not otherwise affect the outcome of a vote.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information, as of January 1, 1999, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

             NAME (AGE)                                INFORMATION ABOUT NOMINEE
             ----------                                -------------------------
John Doddridge (58).................. Chairman of the Board and Chief Executive Officer since
                                      October 27, 1994. Mr. Doddridge was Vice Chairman and Chief
                                      Executive Officer of Magna International, Inc., a supplier of motor vehicle parts, from November 1992 until November
                                      1994, where he also served as a director. From mid-1989 to
                                      1992 he served as President of North American Operations of
                                      Dana Corporation, a motor vehicle parts manufacturer, and
                                      prior to mid-1989 he served as President of Hayes-Dana Inc., a subsidiary of Dana Corporation. Mr. Doddridge serves as a director of Detroit Diesel Corporation and The Standard
                                      Products Co.
John P. Crecine (59)................. Director of the Company since 1992. Dr. Crecine is presently a General Partner of C&ITP, LLC. Dr. Crecine has served as
                                      Chairman and Chief Executive Officer of Integrated Digital
                                      Systems, Inc. from 1994 to 1996. He was President of the
                                      Georgia Institute of Technology from 1987 to mid-1994.
                                      Previously he served as a professor at the University of
                                      Michigan and founding director of the Institute of Public
                                      Policy Studies from 1965 to 1975. He became Dean of the
                                      College of Humanities and Social Sciences at Carnegie Mellon
                                      University in 1976, a position he held until 1983 when he
                                      became the University's Senior Vice President for Academic
                                      Affairs. He held that position until his Georgia Tech
                                      appointment.
Norman F. Ehlers (61)................ Director of the Company since 1997. He served as Vice
                                      President--Purchasing and Supply at Ford Motor Company from
                                      1992 until retirement in 1996. Prior to 1992 he served as
                                      Vice President--Supply for Ford of Europe, Executive
                                      Director of North American Automotive Operations Production
                                      Purchasing and Executive Director of Purchasing and
                                      Transportation Services.
A. Wayne Hardy (62).................. Director of the Company and its predecessor since 1978. Mr.
                                      Hardy is a private investor and consultant. He was Chairman and Chief Executive Officer of Eastern Inter-Trans Services,
                                      Inc. from 1986 to 1992. From 1975 to 1986 Mr. Hardy was a
                                      Vice President of the Company and its predecessor.
John R. Horne (60)................... Director of the Company since 1997. Mr. Horne presently serves as Chairman, President and Chief Executive Officer of
                                      Navistar International Corporation. He serves as a director for the National Association of Manufacturers (NAM) and
                                      Junior Achievement of Chicago. He is also a member of the
                                      Board of Trustees of Taylor University, serves on the
                                      Mechanical Engineering Advisory Board for Purdue University
                                      and is a member of the Chicago Council on Foreign Relations, the Conference Board, the Economic Club of Chicago and the
                                      Executives' Club of Chicago.

             NAME (AGE)                                INFORMATION ABOUT NOMINEE
             ----------                                -------------------------
Thomas H. Jeffs, II (60)............. Director of the Company since 1997. Mr. Jeffs retired as
                                      Vice Chairman of First Chicago NBD Corporation and First
                                      National Bank of Chicago, and President and Chief Operating
                                      Officer of its Michigan subsidiary, NBD Bank effective
                                      October 31, 1998. He is a Director of MCN Corporation and
                                      the Economic Club of Detroit. Mr. Jeffs is Chairman of New
                                      Detroit, Inc., and serves on the Board of Trustees of the
                                      Founders Society of the Detroit Institute of Arts. He is
                                      also Vice Chairman of the Detroit Symphony Orchestra, Inc.
Harold C. McKenzie, Jr. (67)......... Director of the Company and its predecessor since 1971. Mr.
                                      McKenzie most recently served as Facilities Coordinator of the Atlanta Project of the Carter Presidential Center at
                                      Emory University. He was Chairman and CEO of Machine
                                      Technologies, Inc. of Martinsville, Virginia, from 1986
                                      until 1989 and a commercial real estate broker with Haas &
                                      Dodd Realty Co. in Atlanta, Georgia from 1989 to 1991.
                                      Before 1986 Mr. McKenzie was President and CEO of Southern
                                      Electric International, Inc., a subsidiary of The Southern
                                      Company, with which he was affiliated for thirty years.
                                      Previously, he served as Executive Vice President of Georgia
                                      Power Company.
Byron O. Pond, Jr. (62).............. Director of the Company since 1998. Mr. Pond currently serves as Chairman of the Board of Arvin Industries, Inc. He was formerly Chairman of Maremont Corporation when it was
                                      acquired in 1986 by Arvin Industries. Mr. Pond held various positions with Arvin Industries including Executive Vice
                                      President, President and Chief Operating Officer, and
                                      ultimately President and Chief Executive Officer prior to
                                      being elected Chairman of the Board in 1998. Mr. Pond serves as a director on the Cooper Tire and Rubber Company Board, and is currently Chairman of the Motor Equipment
                                      Manufacturers Association, a Trustee for the University of
                                      the Aftermarket and a member of the International Supplier
                                      Advisory Council to Ford Motor Company.
John H. Reed (66).................... Director of the Company since 1998. Mr. Reed retired as
                                      President of Spicer Axle Group, Dana Corporation, Fort
                                      Wayne, Indiana. He serves on the board of directors for the
                                      Indiana State Chamber of Commerce, the Boys Club of Fort
                                      Wayne and Junior Achievement of Northeast Indiana. Mr. Reed
                                      is also a member of the American Society of Metals and the
                                      Society of Automotive Engineers.

     There are no family relationships among the executive officers and directors of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company (collectively, the "Named Officers") for services rendered to the Company during 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                          -------------------------
                                                                                        SECURITIES
                                         ANNUAL COMPENSATION                            UNDERLYING
                              -----------------------------------------   RESTRICTED   OPTIONS/SARs
                                                           OTHER ANNUAL     STOCK        (NO. OF         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY    BONUS(1)   COMPENSATION     AWARD        SHARES)      COMPENSATION(5)
---------------------------   ----    ------    --------   ------------     -----        -------      ---------------
John Doddridge..............  1998   $500,000   $535,450     $ 18,779            --       50,000          $16,960
  Chairman of the Board and   1997    500,000   504,961       297,963(2)         --           --           16,924
  Chief Executive Officer     1996    450,000   342,151       117,033(2)         --      100,000           14,916
Claxton James Peterson......  1998    230,000   167,330        17,830            --       10,000           13,850
  Group Vice President        1997    230,000   157,800        12,904            --           --           14,126
                              1996    230,000   138,648        10,451            --       28,000           13,039
Doretha J. Christoph........  1998    200,000   147,250        17,005            --       15,000           13,504
  Vice President--Finance     1997    200,000   138,864        15,007            --       30,000           13,744
  and Chief Financial         1996    193,750   110,918       180,368(3)         --       30,000           12,432
  Officer
David L. Neilson............  1998    220,000   147,250        94,121(4)         --       15,000           13,735
  Vice President--Sales and   1997    200,000   126,240        76,587(4)   $115,312(4)    50,000           13,744
  Marketing                   1996         --        --            --            --           --               --
John Engeswick..............  1998    185,000   133,860        13,272            --       10,000           13,331
  Vice                        1997    170,000   126,240        10,753            --       10,000           13,077
  President -- Technical      1996    160,000   110,918        10,609            --       25,000           12,190
  Services

--------------------------------------------------------------------------------
(1) The Company has reported bonuses in this Proxy Statement in the year earned, not in the year paid.
(2) In 1994 Mr. Doddridge was granted 30,000 shares of restricted Common Stock having a value at the date of grant of $5.50 per share, for a total value of $165,000. These shares vested at the rate of 10,000 shares on December 1 of each of the next three years. On December 1, 1996 10,000 shares vested, at which time the shares had a value of $13.75 per share. Accordingly, Mr. Doddridge's compensation reported above for 1996 includes $82,500, which is the difference between the price when granted and the price at the vesting date. On December 1, 1997 an additional 10,000 shares vested, at which time the shares had a value of $18.125 per share. Accordingly, Mr. Doddridge's compensation reported above for 1996 includes $126,250, which is the difference between the price when granted and the price at the vesting date. Mr. Doddridge had no remaining shares of restricted stock after December 31, 1997.
(3) In 1995 Ms. Christoph was granted 10,000 shares of restricted Common Stock having a value at the date of grant of $8.563 per share, for a total value of $85,630. These shares vested at December 1, 1996, at which time the shares had a value of $13.75 per share. Accordingly, Ms. Christoph's compensation reported above for 1996 includes $51,870, which was the difference between the price when granted and the price at the vesting date. Ms. Christoph had no remaining shares of restricted stock after December 31, 1997.
(4) In 1997 Mr. Neilson was granted 2,500 shares of unrestricted Common Stock and 7,500 shares of restricted Common Stock, all having a value at the date of grant of $15.375 per share. The total value was $38,438 for the unrestricted shares and $115,312 for the restricted shares. The restricted shares were to vest at the rate of 2,500 shares on January 2 of each of the next three years. On January 2, 1998 2,500 of the restricted shares vested, at which time the shares had a value of $17.56 per share. Accordingly, Mr. Neilson's compensation reported above for 1998 includes $43,906, which is the difference between the price when granted and the price at the vesting date.

(5) All other compensation consists of contributions to the Company's Employee Stock Ownership Plan and matching contributions to the Company's Savings and Investment Plan (401(k)) and life insurance premiums paid for executives as follows:

                                                                MATCHING PROFIT
                                                                 SHARING PLAN      LIFE INSURANCE    TOTAL OTHER
NAME AND PRINCIPAL POSITION        YEAR    ESOP CONTRIBUTION     CONTRIBUTION         PREMIUMS       COMPENSATION
---------------------------        ----    -----------------    ---------------    --------------    ------------
John Doddridge.................    1998         $4,800              $6,400             $5,760          $16,960
  Chairman of the Board and        1997          4,800               6,400              5,724           16,924
  Chief Executive Officer          1996          4,500               6,000              4,416           14,916
Claxton James Peterson.........    1998          4,800               6,400              2,650           13,850
  Group Vice President             1997          4,800               6,400              2,926           14,126
                                   1996          4,500               6,000              2,539           13,039
Doretha J. Christoph...........    1998          4,800               6,400              2,304           13,504
  Vice President--Finance and      1997          4,800               6,400              2,544           13,744
  Chief Financial Officer          1996          4,500               6,000              1,932           12,432
David L. Neilson...............    1998          4,800               6,400              2,535           13,735
  Vice President--Sales and        1997          4,800               6,400              2,544           13,744
  Marketing                        1996             --                  --                 --               --
John Engeswick.................    1998          4,800               6,400              2,131           13,331
  Vice President--Technical        1997          4,800               6,400              1,877           13,077
  Services                         1996          4,500               6,000              1,690           12,190

OPTION GRANTS.

     Shown below is further information on grants of stock options during 1998 to the Named Officers, which are reflected in the Summary Compensation Table. No stock appreciation rights were granted during 1998, and none of the Company's compensation plans currently provide for the grant of stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE VALUE
                             NO. OF                                                   AT ASSUMED ANNUAL RATES
                           SECURITIES     % OF TOTAL                                      OF STOCK PRICE
                           UNDERLYING    OPTIONS/SARs                                      APPRECIATION
                            OPTION/       GRANTED TO                                    FOR OPTION TERM(2)
                              SARs        EMPLOYEES      EXERCISE    EXPIRATION     ---------------------------
          NAME             GRANTED(1)      IN 1998        PRICE         DATE           5%               10%
          ----             ----------    ------------    --------    ----------        --               ---
John Doddridge...........    50,000         17.6%        $18.0625    07-16-08       $590,897        $1,475,856
Claxton James Peterson...    10,000          3.5%         18.0625    07-16-08        118,179           295,171
Doretha J. Christoph.....    15,000          5.3%         18.0625    07-16-08        177,269           442,757
David L. Neilson.........    15,000          5.3%         18.0625    07-16-08        177,269           442,757
John C. Engeswick........    10,000          3.5%         18.0625    07-16-08        118,179           295,171

--------------------------------------------------------------------------------
(1) 25% are exercisable on the first anniversary of the grant date, 50% are exercisable on the second anniversary of the grant date, 75% are exercisable on the third anniversary of the grant date and 100% are exercisable on the fourth anniversary of the grant date.
(2) "Potential Realizable Value" is disclosed in response to SEC regulations that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of the future value of the Company's Common Stock or of the stock price. To lend perspective to the above, if the Company's Common Stock price increases 5% per year for 10 years from January 1, 1999 (disregarding any dividend payments and assuming for purposes of the calculation a constant number of shares outstanding), the total increase in value of all shares outstanding at January 1, 1999 would be approximately $200,000,000. If the stock price increases 10% per year over such period, the increase in value would be approximately $525,000,000.

FISCAL YEAR-END VALUES.

     Shown below is information with respect to unexercised options to purchase the Company's Common Stock held by the Named Officers at December 31, 1998.

                         FISCAL YEAR-END OPTION VALUES

                                                          NO. OF SHARES SUBJECT TO          VALUE OF UNEXERCISED
                                 SHARES                   UNEXERCISED OPTIONS/SARs       IN-THE-MONEY OPTIONS/SARs
                                ACQUIRED                 HELD AT DECEMBER 31, 1998          AT DECEMBER 31, 1998
                                   ON        VALUE      ----------------------------    ----------------------------
            NAME                EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                --------    --------    -----------    -------------    -----------    -------------
John Doddridge..............    100,000     $375,000      125,000         125,000        $304,688        $101,563
Claxton James Peterson......      8,000      132,730       74,000          34,000         231,105          45,000
Doretha J. Christoph........     12,500      128,344       20,000          57,500          24,844          27,188
David L. Neilson............         --           --       12,500          52,500              --              --
John C. Engeswick...........     30,000      470,575       33,750          36,250          80,078          29,297

                              INTERMET CORPORATION
                           COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS

     For 1998, directors who were not current or retired officers of the Company received a retainer of $4,500 per quarter, $2,000 for each Board of Directors meeting attended, and $1,000 for each special telephone meeting. For each committee meeting attended, that does not coincide with the normal Board meeting period, each director receives $1,500 per meeting. Directors were reimbursed for all travel expenses associated with attending such meetings.

     For 1999, the retainer has been raised from $4,500 per quarter to $4,750 per quarter. In addition, committee chairmen will receive a $2,000 payment per annum. Such payment will not be included in the committee chairman's retirement benefit calculation. Meeting fees for 1999 are unchanged from 1998 levels.

     Under the 1997 Directors' Stock Option Plan, the Compensation Committee awarded to four Board Members 12,000 options in total at $18.063 per share, the fair market value on the date of grant, July 16, 1998. There remain 129,000 options for future grants under the 1997 Directors' Stock Option Plan.

DEFERRED COMPENSATION PLAN

     The Board of Directors of the Company adopted the Intermet Corporation 1997 Directors' Deferred Compensation Plan on January 30, 1997. Pursuant to the Plan, non-employee directors may elect to defer receipt of all or a specified portion of the cash payments due to them for their service as directors and to convert such cash payments into "units" of phantom stock representing the value of Intermet common stock. Such election must be made prior to the year of service in which such fees will be earned. Participants are entitled to receive payment of these deferred amounts (including deemed dividend amounts with respect to such units) after the end of their service as a director. Such payments are to be made within 30 days after such date in a lump sum or annually over a five-year period, at the election of the participant. The Plan is administered by the Compensation Committee, subject to the approval of the Board of Directors.

DIRECTOR RETIREMENT

     The Company's policy is that after attaining the age of seventy, a director shall retire from the Board at the next Annual Meeting. Further, an officer of the Company, other than the Chief Executive Officer, may not serve on the Board upon retirement of their officer status. However, a previous CEO of the Company shall resign from the Board if: (a) the then current CEO ceases to be an officer but continues as a Director, or (b) the Board requests the resignation.

     The Company also maintains a policy whereby each Director who (a) has served on the Board for more than four years, and (b) is not an officer or employee of Intermet, shall receive retirement compensation equal to 10% of the product of their current annual retainer fee times total years of service, paid in lump sum at retirement.

     Intermet's current practices have been implemented to maintain its on-going market competitiveness with respect to directors' compensation, in order to attract and retain the best possible candidates for the Board. Additionally, the intent of its Director compensation program is to align the Board members' actions with the long-term interests of the Company.

                              INTERMET CORPORATION

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

MR. DODDRIDGE

     Mr. Doddridge's employment agreement, which was entered into on October 27, 1994, with employment commencing on December 1, 1994, and pursuant to which he serves as Chairman of the Board and Chief

Executive Officer. The initial term ran through December 31, 1997. However, beginning on December 31, 1995, the contract term automatically extends on a daily basis such that the remaining term is never less than two years. Either the Company or Mr. Doddridge may terminate this automatic extension, in which event the agreement will terminate two years from such date.

     If the Company terminates Mr. Doddridge's employment "without cause" (as defined in the employment agreement) or if he terminates employment for "good reason" (as defined in the employment agreement) prior to the end of the contract term, or in the case of Mr. Doddridge's death or disability, he (or his beneficiaries) are entitled to a lump sum payment equal to the sum of (1) his accrued but unpaid salary, earned bonus and other earned benefits through the date of termination, plus (2) an amount equal to his annual base salary which would have been payable through the end of the contract term, plus (3) an amount equal to the annual bonus paid for the fiscal year immediately prior to the date of termination multiplied by a fraction where the numerator is the number of full years and portions of years between the termination date and the end of the contract term, and the denominator is the total number of years in the contract term, and (4) the amount (if any) of unvested benefits under any profit sharing plan, retirement plan, ESOP or any other plan which are forfeited on account of his employment being terminated.

     In the event of a "Change of Control" (as defined in the employment agreement), and if Mr. Doddridge is subsequently terminated by the Company (or successor company) "without cause" or terminates his employment for "good reason," he is entitled to the same payments and benefits as described in the previous paragraph.

     In the event Mr. Doddridge is terminated for "cause" (as defined in the employment agreement) by the Company, he shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

     Mr. Doddridge's employment agreement contains restrictive covenants pursuant to which Mr. Doddridge has agreed not to compete with the Company during the period of his employment and following termination of his employment for a period of one year, except in the event of termination "without cause" or for "good reason" or termination for any reason during the two-year period following a "Change of Control."

OTHER EXECUTIVES

     The Company has entered into employment agreements with each of its executive officers, including those named in the Summary Compensation Table. All current agreements have a twelve month contract term and automatically extend on a daily basis such that the remaining term is never less than one year.

     If the Company terminates an executive's employment "without cause" (as defined in the employment agreement) or if the executive terminates employment for "good reason" (as defined in the employment agreement) prior to the end of the contract term, he or she is entitled to (1) in a lump-sum, an amount equal to the executive's accrued but unpaid base salary as of the date of termination and any unpaid annual bonus from the prior annual bonus period; (2) in monthly payments, the executive's base salary and benefits (if any) payable through the end of the contract term; and (3) following the annual bonus period during which the date of termination occurs, a pro-rata portion of the annual bonus payable in accordance with Company policy. An executive is entitled to these same payments if employment is terminated "without cause" or for "good reason" following a "Change of Control" (as defined in the employment agreement).

     In the event an executive officer is terminated for "cause" (as defined in the employment agreement), he or she shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

     The executive employment agreements contain non-compete covenants effective during employment and following termination for a period of one year, except in the event of termination "without cause" or for "good reason" or termination for any reason during the two-year period following a "Change in Control".

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Intermet Corporation (the "Company"), has furnished the following report on executive compensation for the fiscal year ending December 31, 1998.

COMMITTEE RESPONSIBILITIES

     The Compensation Committee of the Board (the "Committee") is comprised of three non-employee directors. Committee responsibilities, with respect to the compensation of key executives, including the Named Executive Officers, of Intermet and its subsidiaries, include reviews and recommendations relative to the following compensation elements:

      -  Base salary levels of the key executive officers of Intermet;

      -  All aspects of Intermet's annual bonus compensation plan;

      -  Intermet's stock-based compensation;

      - All aspects of Intermet's two retirement plans, namely the 401(k) Savings and Investment Plan and the Employee Stock Ownership Plan Trust;

      -  All employment agreements and amendments thereof; and

      -  The process and substance of all other aspects of compensation.

     The Committee monitors market practices and trends, and makes revisions as necessary, to ensure that Intermet's programs (1) are adequate to attract, retain and motivate the best possible executive talent and (2) benefit the long-term interests of the Company and its shareholders.

OVERALL COMPENSATION PHILOSOPHY

     The Company's underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, Intermet has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's Common Stock price. The three concepts, outlined below, are the foundation of the Company's compensation philosophy:

     Pay for Performance. In 1998, the Company continued to link a significant portion of key executive compensation to incentive pay, or pay for performance. The Company emphasizes variable, at-risk compensation that is dependent upon the employees' level of success in meeting specified Company goals.

     Target Ownership and Equity Orientation. To properly align employee and shareholder interests, equity-based plans represent a fundamental component of the at-risk portion of total compensation. Consistent with this philosophy, the Company strongly encourages its key executives to establish and maintain target ownership levels equal to the following: (a) the Chief Executive Officer shall maintain a minimum of four times base salary; (b) members of the Operating Committee shall maintain a minimum of three times base salary; and (c) other senior management executives shall maintain a minimum of two times base salary in Company stock. Additionally, the key executives are strongly encouraged to achieve this target ownership level as soon as possible. The emphasis on key executive stock ownership will further align the interests of the Company's executives and its shareholders.

     Management Development. The Company's compensation opportunities are structured to attract, retain and motivate those key executives who are proficient in maximizing shareholder value.

     The basic elements of Intermet's executive compensation packages are base salary, annual incentive compensation and long-term incentive compensation. The Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the total compensation package afforded by Intermet to each individual, including pension benefits, severance plans, insurance and other benefits.

IRC SEC. 162(M)

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers in structuring compensation arrangements for 1998. The Company's executive officers have an opportunity to earn annual bonuses under the Company's Profit Sharing Plan, which is designed to satisfy the requirements of Section 162(m).

BASE SALARIES

     Individual salaries for specified executives are reviewed annually and recommendations for adjustments are made to the Board by the Chief Executive Officer based on individual responsibilities, performance over time and the Compensation Committee's judgment of overall Company financial performance.

     In 1998, the Company's approach to the base compensation for its key executives was to continue to generally hold base salary at 75% of industry peer group averages. Competitive market average compensation levels were determined by the Company using published survey sources and market studies of comparably sized companies competing within the same markets as the Company. The combined efforts of holding base salary levels below market levels and incorporating modest merit increases going forward, continues to allow Intermet to control the fixed portion of its compensation costs over time, while placing increased emphasis on the "at-risk" components, or annual and long-term incentive compensation, as discussed below.

ANNUAL INCENTIVE COMPENSATION

     Every annual incentive payout to key executives depends on results, not efforts.

     1998 marked the fourth year of the Company's Profit Sharing Plan for key executives on the Operating Committee. The purpose of this plan is to provide an incentive compensation system which rewards corporate operating management proportionately to the profitability of the Corporation. In 1998, Participants received a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

     The purpose of the Plant General Manager Profit Sharing Plan, also in its fourth year, is to provide incentives that reward Plant General Managers proportionately to the plant profitability, as measured by pre-tax profit, since the performance of these individuals significantly impacts Intermet's corporate results.

     Some of the business units procured from certain acquisitions have carryover plans and are not currently included in the Plant General Manager Profit Sharing Plan. It is the Company's intention to transition the affected individuals into the Company's plans over the next few years.

LONG-TERM INCENTIVE COMPENSATION

     Intermet maintains, for key executives and management of Intermet and its subsidiaries, certain stock-based compensation plans, which allow the Committee to award the individuals it selects stock awards, restricted stock awards, incentive stock options and non-qualified stock options. Awards under these stock-based compensation plans directly link potential Participant rewards to increases in shareholder value.

     Intermet historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of Intermet's Common Stock on the date of grant and become exercisable over a four-year period. This approach is designed to encourage the creation of stockholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

     The purpose of the Executive Stock Option and Incentive Award Plan is to reward key executives and managers only when the shareholders are rewarded. This permits the grant of non-qualified stock options, incentive stock options, restricted stock and stock awards to key executives and managers of Intermet. The total number of shares reserved under the Plan at inception was 1,500,000 shares. There remain 356,500 options available for future grants under the Plan as of December 31, 1998. During 1998, the Compensation

Committee granted 283,750 stock options under the plan with exercise prices ranging from $18.063 to $19.375 per share.

CEO COMPENSATION

     Mr. Doddridge's base salary for 1998 remained at $500,000 as established in his employment agreement, and was based on median market levels as determined by competitive market data and the other criteria discussed above under "Base Salaries," Mr. Doddridge's employment agreement, pursuant to which he serves as Chairman of the Board and Chief Executive Officer, had a 38 month term ending on December 31, 1997, but is automatically extended each day after December 31, 1995, such that the remaining term is never less than two years. Under his agreement, Mr. Doddridge's base salary is subject to an increase at the discretion of the Compensation Committee.

     Mr. Doddridge's 1998 annual incentive award was $535,450 paid in cash, which represents 107% of his 1998 base salary. This award was determined by the same criteria discussed above under "Annual Incentive Compensation" and rewarded Mr. Doddridge with a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

     Mr. Doddridge received a stock option grant to purchase 50,000 shares at $18.063 per share, the fair market value on the date of grant, July 16, 1998, all of which were non-qualified stock options. In determining the option grant level for Mr. Doddridge, the Committee considered individual performance, current ownership level of Intermet shares and target ownership goals, as described herein under "Overall Compensation Philosophy." The Committee believes that Mr. Doddridge's stock option grant continues to align his compensation more directly with the interests of Intermet's shareholders.

BENEFITS

     The Company provides benefits to most salaried employees, including medical, dental, short and long-term disability, accidental death and dismemberment, life insurance and dependent life insurance. The Company also has a medical reimbursement plan available to the named Officers and other key employees that compensates them for certain medical expenses not covered by the regular group insurance programs.

RETIREMENT PLANS

     The Company has a two-part retirement program: the Savings and Investment Plan and Trust 401(k) and the Employee Stock Ownership Plan, which are available to eligible salaried employees, including the Named Officers.

     The Savings and Investment Plan and Trust 401(k) permits eligible salaried employees to contribute up to 15% of their compensation subject to certain limitations, and invest it in one or more of five investment funds offered through the Plan. The Company matches an individual's contribution at a rate of fifty cents for each dollar saved, up to 4% of pay. At the end of the year, the Company makes an added contribution to the individual's account of an amount equal to 2% of the individual's annual compensation.

     The Employee Stock Ownership Plan Trust purchases Common Stock of the Company for its eligible salaried employees. The Company contributes an amount equal to 3% of the individual's wages or salary.

     The Company also maintains certain defined contribution plans that cover employees of other Intermet business units. These plans do not cover any executive officers of the Company.

OTHER AWARDS

     The Company provides automobiles for certain key employees including sales people. When these are used for personal rather than business needs, the Company determines the portion of the lease cost attributable to personal use and includes that amount in the employee's income.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

                  INTERMET CORPORATION COMPENSATION COMMITTEE

                              Thomas H. Jeffs, II
                             Wilfred E. Gross, Jr.
                            Harold C. McKenzie, Jr.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Russell 2000 Index and the cumulative total return for a group of companies consisting of Arvin Industries, Inc., Chrysler Corporation, Dana Corporation, Ford Motor Company, General Motors Corporation, MascoTech, Inc. (formerly known as Masco Industries, Inc.), Simpson Industries, Inc. and Standard Products Company, for the period of five years commencing on December 31, 1993 and ending December 31, 1998.
Five Year Cumulative Graph

                                                        INTERMET
                                                       CORPORATION                 PEER GROUP                 RUSSELL 2000
                                                       -----------                 ----------                 ------------
'12/93'                                                   94.00                      164.00                      119.00
'12/94'                                                   68.00                      138.00                      117.00
'12/95'                                                  106.00                      164.00                      150.00
'12/96'                                                  164.00                      189.00                      175.00
'12/97'                                                  180.00                      244.00                      214.00
'12/98'                                                  145.00                      257.00                      179.00

                              CERTAIN TRANSACTIONS

     The Prudential Insurance Company of America ("Prudential") is the record owner of 2,560,503 shares (9.9%) of the outstanding Company Common Stock. On December 11, 1992, the Company issued $25,000,000 Senior Notes in favor of Prudential with a final maturity of December 11, 2002. The balance as of 12/31/98 was $20,000,000.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five (5) meetings during 1998. All of the directors attended at least 75% of all meetings of the Board and of each committee of the Board on which they served.

     The Compensation Committee of the Board of Directors sets the compensation for the Company's executive officers and key personnel and identifies and recommends potential candidates to the Board to serve as a member of the Board of Directors. The Compensation Committee is currently comprised of Messrs. Jeffs, Gross and McKenzie. The Compensation Committee held two (2) meetings during 1998.

     The Audit Committee reviews financial controls and the methods of preparation of the Company's financial statements, evaluates audit performance and reports on such matters to the Board. The Audit Committee is currently comprised of Messrs. Crecine, Ehlers, and Reed and held one meeting during 1998.

     The Finance Committee reviews the financial health and strategy of the Company and evaluates financial performance and major investments of the Company and reports on such matters to the Board. The Finance Committee is currently comprised of Messrs. Gross, Hardy and Horne and held two (2) meetings during 1998.

                      APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 2)

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for 1999, subject to approval of this appointment by the shareholders of the Company at the Annual Meeting.

     Ernst & Young LLP were the principal independent auditors for the Company for 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the Annual Meeting will constitute approval of the appointment of Ernst & Young LLP. If not so approved by the shareholders, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Company directors, John P. Crecine, A. Wayne Hardy and Wilfred E. Gross, Jr. were each late in reporting one stock option exercise on Form 4, which in each case was subsequently reported on Form 5.

                             SHAREHOLDER PROPOSALS

     In accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting must be received by November 5, 1999 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matter is presented for consideration and voting, the persons named as proxies in the enclosed Proxy intend to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

Dated: March 4, 1999

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  COMMON STOCK

                            OF INTERMET CORPORATION

                     DIRECTIONS FOR VOTING STOCK ALLOCATED

                  TO A PARTICIPANT 'S ACCOUNT PURSUANT TO THE

               INTERMET CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

         The undersigned participant in the Employee Stock Ownership Plan and Trust ("ESOP") hereby directs SunTrust Bank as Trustee of the ESOP to vote those shares of Common Stock of Intermet Corporation (the "Company") allocated to the undersigned's account in connection with the Annual Meeting of Shareholders of INTERMET CORPORATION to be held on April 15, 1999, and any adjournment thereof:

         1. Election of directors

            John Doddridge; John P. Crecine; Norman F. Ehlers; A. Wayne Hardy; John R. Horne; Thomas H. Jeffs, II; Harold C.
            McKenzie, Jr.; Byron O. Pond, Jr.; John H. Reed.
        / / FOR all nominees for director listed above
        / / WITHHOLD AUTHORITY to vote for all nominees listed above.

       INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

       ------------------------------------------------------------------

         2. Appointment of Ernst & Young LLP as the independent auditors of the Company for 1999.
                 / / FOR        / / AGAINST        / / ABSTAIN

         3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, AND "FOR" APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. THE TRUSTEE WILL VOTE THOSE SHARES ALLOCATED TO ESOP PARTICIPANTS FOR WHICH IT DOES NOT RECEIVE TIMELY VOTING INSTRUCTIONS.

                                              Please sign exactly as name
                                              appears on these Directions.

                                              ---------------------------

                                              Note: When signing as an
                                              attorney, trustee,
                                              administrator or guardian,
                                              please give your title as
                                              such. In the case of joint
                                              tenants, each joint owner
                                              must sign.

                                              Date:
                                              ---------------------------

                                  COMMON STOCK
                            OF INTERMET CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints John Doddridge and Doretha J. Christoph, or either of them with power of substitution in each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERMET CORPORATION (the "Company") to be held on April 15, 1999, and any adjournment thereof.

       1. Election of directors

          John Doddridge; John P. Crecine; Norman F. Ehlers; A. Wayne Hardy; John R. Horne; Thomas H. Jeffs, II; Harold C. McKenzie, Jr.; Byron O. Pond, Jr.; John H. Reed.

       / / FOR all nominees for director listed above

       / / WITHHOLD AUTHORITY to vote for all nominees listed above.

     INSTRUCTION: To withhold authority to vote for any individual write that nominee's name on the space provided below.

     ----------------------------------------------------------------------

       2. Appointment of Ernst & Young LLP as the independent auditors of the Company for 1999.

              / / FOR             / / AGAINST             / / ABSTAIN

       3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

         THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, AND "FOR" APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                             Please sign this Proxy exactly
                                             as name appears on the Proxy.

                                             ------------------------------

                                             Note: When signing as an
                                             attorney, trustee,
                                             administrator or guardian,
                                             please give your title as
                                             such. In the case of joint
                                             tenants, each joint owner must
                                             sign.

                                             Date:
                                             ------------------------------